Isle of Capri Casinos Inc. Elects Lee Wielansky to Board of Directors;
Manny Crystal Retires

BILOXI, Miss., February 26 /PRNewswire-FirstCall/ - Isle of Capri Casinos, Inc. (NASDAQ: ISLE) announced today that Lee Wielansky, chairman and CEO of Midland Development Group, Inc., has been elected as a member of the Company’s Board of Directors replacing Manny Crystal upon his retirement.

“Manny has served on the Board of Directors since Isle of Capri Casinos began operating a casino in Biloxi, Mississippi. His dedication and commitment have proven to be a valuable asset and he will be missed,” said Bernard Goldstein, chairman and chief executive officer of Isle of Capri Casinos, Inc. “In the gaming industry, location is a key to success and real estate often provides a market advantage. Lee brings extensive commercial real estate experience to the board of directors and we look forward to sharing Lee’s expansive knowledge as we move forward.”

Wielansky previously served as president and chief executive officer of JDN Development Company, Inc., a wholly owned subsidiary of JDN Corporation, a publicly traded real estate investment trust. He has also served as managing director of Midwest operations for Regency Centers Corporation and president, chief executive officer and founding partner for Midland Group. Wielansky also held the role as senior vice president and partner for the St. Louis office of Leo Eisenberg & Co., Inc., as well as headed the brokerage division of Sachs Properties, Inc.

Wielansky holds the designation of Certified Commercial Investment Member (CCIM). He currently serves on the boards of Pulaski Bank in St. Louis and Virtual Realty, a distressed debt fund. He is also the lead trustee of Acadia Realty Trust (AKR), a real estate investment trust in New York. He also served a three-year term on the board of directors of the St. Louis Association of Realtors and was awarded the Commercial Realtor of the Year award in 1990.

Wielansky holds a bachelor’s degree in business administration, with a major in real estate and finance, from the University of Missouri - Columbia.

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Isle of Capri Casinos, Inc., a leading developer and owner of gaming and entertainment facilities, operates 13 casinos in 11 locations. The company owns and operates riverboat and dockside casinos in Biloxi, Lula and Natchez, Mississippi; Lake Charles (2 riverboats), Louisiana; Bettendorf, Davenport and Marquette, Iowa; and Kansas City and Boonville, Missouri. The company also owns a 57 percent interest in and operates land-based casinos in Black Hawk (two casinos), Colorado. Isle of Capri's international gaming interests include a casino that it operates in Freeport, Grand Bahama and a two-thirds ownership interest in casinos in Dudley and Wolverhampton, England. The company also owns and operates Pompano Park Harness Racing Track in Pompano Beach, Florida.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company's financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:
Isle of Capri Casinos, Inc.,
Allan B. Solomon, Executive Vice President - 561.995.6660
Donn Mitchell, Chief Financial Officer - 314.813.9319
Jill Haynes, Director of Corporate Communication - 314.813.9368

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SOURCE Isle of Capri Casinos, Inc.